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                                                                   EXHIBIT 10.42

                                                          [Logo] Basler
                                                                 Kantonalbank
                                                          GARANTIERT SICHER

                                                          Discovery Technologies
                                                          Attn. Dr. H. Zinsli
                                                          Gewerbestrasse 16
                                                          4123 Allschwil


December 22, 1999 K10/TRU
Thomas Ruedin
061 266 27 91

Dear Dr. Zinsli

Following our various discussions we herewith confirm the establishment of a new credit line which will replace all previous credit agreements between Discovery Technologies Ltd. and Basler Kantonalbank:

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BORROWER          Discovery Technologies Ltd., Gewerbestrasse 16, 4123
                  Allschwil, the "Borrower"

LENDER Basler Kantonalbank, Spiegelgasse 2, 4002 Basel, the "Lender" or "BKB"

AMOUNT            CHF 2'000'000.-- (two million Swiss Francs)

DURATION until further notice, i.e. under the condition that the pledged assets placed with BKB by the Borrower amount to at least CHF 2'000'000.-- (see section "collateral").

UTILIZATION       The Credit Line can be utilized up to a maximum amount of CHF
                  2'000'000.-- on a Current Account basis - as Fixed Term
                  Advances with minimum amounts of CHF 500'000.-- and durations of 3 months up to 12 months

INTEREST RATES    Current Account CHF

                  currently 4.75% per annum, variable + 0.25% per quarter commission on average utilized amount

                  The Lender has the right to change the interest rate at any time in case of changes of the market situation.

                  The interest is payable quarterly in arrear, as per March 31, June 30,
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                                                            [Logo]  Basler
                                                                    Kantonalbank
                                                            GARANTIERT SICHER

Discovery Technologies Ltd.          Seite 2                            22.12.99
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                  September 30 and December 31.

                  Fixed Term Advances

                  Interest rates for Fixed Term Advances will be fixed two banking days prior to the drawdown of the advance based on the LIBOR for the respective duration plus a margin of 0.75% per annum.

                  Interest is payable at maturity of each advance if the duration of the advance does not exceed six months. Interest is payable semi-annually for durations of advances of more than six months. Interest shall be calculated on the basis of the actual number of days elapsed and a 360-days-year.

COLLATERAL        - Pledge of cash accounts and/or time deposits placed with BKB by the Borrower with a value of at least CHF 2'000'000.-- (as per enclosed form "Allgemeine Pfandbestellung")

                  - Pledge of Accounts Receivables (as per enclosed form
                    "Generelle Forderungsabtretung")

TERMINATION       This Credit Facility is non-cancelable by the Borrower and the
                  Lender until December 31, 2000. However, an early termination by the Lender is possible a) in case of default through overdue interest or commission payments by the Borrower with more than 30 days or b) if the value of pledged cash accounts and/or time deposits placed with BKB by the Borrower is less than CHF 2'000'000.-- or c) according to the General
                  Conditions of BKB

                  In case of an early termination by the Lender Fixed Term Advances become due at once.

MISCELLANEOUS     During the life time of this Credit Line the Borrower shall provide the Lender with audited annual and unaudited quarterly balance sheets and profit and loss accounts as soon as they become available but not later than 3 months after the respective year end and 1 month after the respective end of the quarter.

                  The enclosed "General Conditions" of Basler Kantonalbank form an integral part of this agreement.

                  This Credit Line will be operative after signing will replace all existing credit agreements between Borrower and Lender.

GOVERNING LAW     The present contract is GOVERNED BY SWISS LAW. Any disputes shall fall within the jurisdiction of the COURT OF THE CANTON
                  BASAL-CITY.
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                                                            [Logo]  Basler
                                                                    Kantonalbank
                                                            GARANTIERT SICHER

Discovery Technologies Ltd.          Seite 3                            22.12.99
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                  It is expressively agreed upon that the Lender shall also be entitled to enforce its rights and to take legal action against the Borrower in other Courts or any other jurisdiction the Lender deems necessary, in which event, Swiss law shall remain applicable.
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Please confirm your consent by signing and returning to us the enclosed

      -  Copy of this Credit Agreement

      -  Form "Allgemeine Pfandbestellung"

      -  Form "Generelle Forderungsabtretung"

as soon as possible but not later than December 30, 1999.

Thank you very much for your confidence. We are looking forward to a pleasant continuation of the business relationship with your company.

                                          Yours sincerely,

                                          BASLER KANTONALBANK


                                          /s/ Kurt H. Hercher  /s/ Thomas Ruedin
                                          -------------------  -----------------
                                          Kurt H. Hercher      Thomas Ruedin

Enclosure

Agreed and Accepted:

Discovery Technologies Ltd.:      /s/ illegible         /s/ illegible
                                  ---------------------------------------
Date/Place     Jan 10, 2000
               ----------------------------------------------------------


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                                                            [Logo] Basler
                                                                   Kantonalbank
                                                            GARANTIERT SICHER


GENERAL BUSINESS CONDITIONS
Edition 1984


1.    PURPOSES AND SCOPE

      Under reserve of special arrangements, the general conditions set forth herein govern the business relationship between the customer and the Bank. In addition, separate regulations of the Bank and relevant customs and usages apply to particular kinds of business.

2.    AUTHORIZED SIGNATURES

      The list of signatures of persons authorized to sign for the customer, which has been deposited with the Bank, shall be effective for its purposes until written notice of a change shall have been received by the Bank, notwithstanding any entries in the Commercial Register for publications with contrary effect. A deposit account and/or custody account may be opened by several persons. In the absence of contrary arrangements, the entitled persons may only jointly dispose of any deposits with the Bank.

3.    CUSTOMER'S COMPLAINTS, DELAYS

      Customer's complaints referring to the carrying out of instructions given to the Bank must be lodged immediately to facilitate a prompt inquiry; the same also applies to objections concerning statements of deposit accounts and custody accounts and to other communications or advices. Losses resulting from a delay in making a complaint shall be borne by the customer.

      In case of delay in carrying out payment transactions, the Bank shall be liable solely for payment of interest for the period involved, except in cases where its attention has been specifically directed to the danger of particular damage.

4.    EXAMINATION OF SIGNATURES AND LAWFUL ENTITLEMENT

      Losses resulting from failure by the Bank to discover forgeries or defects with respect to identification shall be borne by the customer unless the Bank is guilty of gross negligence.

5.    INCAPACITY TO ACT

      The customer shall bear losses arising from his own incapacity to act or the incapacity of third persons unless the fact of his incapacity has been published in the KANTONALBANK BASAL-STADT as well as if the incapacity to act of his authorized agents and third persons has been notified to the Bank in writing.

6.    ERRORS IN TRANSMISSION

      The Bank shall not be responsible for damages arising from the use of the postal, telegraph, telephone or telex services or other systems of communication, in particular as a result of misunderstandings, loss, delay, mutilations or duplications, except where the Bank is guilty of gross negligence.

7.    COMMUNICATIONS

      All communications by the Bank shall be deemed to have been validly made if sent to the last address given by the customer or otherwise held at his disposal in accordance with his instructions.

      The date of the copies or mailing lists in the possession of the Bank shall be deemed to be the date of dispatch.

8.    LIEN AND SET-OFF

      The Bank shall have a lien as to all assets which are held at any time for the customer at its offices or elsewhere and shall be entitled to set off against each other the balances of all accounts of the customer in satisfaction of all claims irrespective of the due date and currency involved.

      This shall also apply to credits and loans whether or not they are secured by specific collateral. In the event of default by the customer, the Bank shall be entitled at its discretion to realize the assets by court order or in whatever manner it chooses.

9.    CURRENT ACCOUNT TRANSACTIONS

      The usual interest rates or those fixed by the Bank, delay interest since the last maturity, commissions, as well as charges, expenses and taxes, etc. are credited or debited at the Bank's choice on a quarterly, semi-annual or annual basis unless otherwise arranged with the customer.

      The Bank shall be entitled to adjust its interest and commission rates at any time, particularly in conformity with charges in money market conditions; the customer shall be notified thereof by circular or in any other appropriate manner.

      Statements of account which are sent to the customer by the Bank and to which no objection has been raised within one month, shall be deemed to have been accepted by the customer even if a signed reconciliation statement has not been received by the Bank. The explicit or implied approval of a statement of account shall be deemed also to include all items entered therein and all reservations made by the Bank.

10.   FOREIGN CURRENCY ACCOUNTS

      The assets of the Bank relative to customer's accounts in foreign currencies shall be held in the name of the Bank, but for the account and risk of the customer, with correspondents considered by the Bank as appropriate, inside or outside the currency area in question. The risk of legal or governmental restrictions and charges shall be borne by the customer.

      The customer is entitled to dispose of foreign currency credit balances by selling, drawing a cheque on his own account or buying a banker's cheque (cashier's cheque) for debit to his account and by ordering transfers; other disposals require the consent of the Bank.

11.   CREDITING OF SUMS IN FOREIGN CURRENCY

      Sums received in foreign currencies shall be credited in Swiss francs at the rate of exchange obtained on the day in question unless the customer has given instructions to the contrary or has an account in the corresponding foreign currency. If the customer's accounts are only in currencies other than Swiss francs, the Bank may credit the sum in one of these currencies.

12.   REDEBITING OF CHEQUES, DRAFTS, ETC.

      If drafts, cheques and other instruments received for collection or discounted, are not paid, or if the proceeds thereof cannot be freely disposed of, the Bank shall be entitled to cancel credit advices; all claims against any liable person, arising from these instruments, remain nevertheless with the Bank until the payment of all indebtedness.

13.   TERMINATION OF A BUSINESS RELATIONSHIP

      The Bank reserves the right to terminate business relationships at anytime, especially to cancel agreed upon or granted credit facilities and to demand immediate payment of its claims without further notice. This applies also to credit facilities and loans with fixed maturities or cancellation periods, provided the economic situation of the customer, as judged by the Bank, no longer justifies a continuation of existing business deals.

14.   HOLIDAYS

      In all business relationships with the Bank, Saturday shall be treated as a public holiday.

15.   CHANGES OF GENERAL BUSINESS CONDITIONS

      The Bank reserves the right to change the general business conditions. Customers shall be notified of such changes by circular or in another appropriate manner. The Bank considers the new conditions as accepted by the customer if no notice to the contrary is received within one month.

16. APPLICABLE LAW, JURISDICTION, PLACE OF PERFORMANCE AND FOR DEBT COLLECTION PROCEEDINGS

      All the legal relationships between the customer and the Bank shall be governed by Swiss law.

      The place of performance, and in the case of customers domiciled abroad, also the place for special proceedings for the collection of debts shall be the Bank's place of business in Basel.

      In the case of litigation the courts of Basel City shall have exclusive jurisdiction.

      The Bank is also entitled to bring proceedings against the customer at the competent court in his domicile or in any other competent jurisdiction.

The german version is decisive in case of differences that may occur in the interpretation of the german and english version of this document.

                                                             BASLER KANTONALBANK


Basel. lst July 1984